SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
               __________________________________________


                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) December 2,
                               1999


                     FirstFed Financial Corp.
      (Exact name of registrant as specified in its charter)



Delaware                         1-9566                              95-4087449
(State of Incorporation)   (Commission File No.)                  (IRS Employer
                                                           (Identification No.)



401 Wilshire Boulevard, Santa Monica, California,                   90401-1490
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 319-6000




Total number of pages is 4
Index to Exhibit is on Page 3.

Item 5.  Other Events.

On December 2, 1999, the registrant, FirstFed Financial Corp., issued a press release. A copy of this press release is attached and incorporated herein as Exhibit 99.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           99.  Press release dated December 2, 1999.



                        S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  December 2, 1999                  By: DOUGLAS J. GODDARD
                                              Douglas J. Goddard
                                              Chief Financial Officer

                         INDEX TO EXHIBITS

Item                                                          Page

99                   Press Release dated December 2, 1999       4

             FIRSTFED ANNOUNCES CALL FOR REDEMPTION
                      OF 11 3/4% NOTES DUE 2004

      Santa  Monica,  California,   December  1,  1999 - FirstFed
Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, announced that its Board of Directors has elected to  redeem  all  outstanding  11 3/4% Notes Due  2004,  as  permitted under  the  Indenture  dated  September  28,  1994.  The  Board has
fixed  December  31,  1999,  as  the   redemption   date,  and  has
instructed  Harris Trust  Company of  California,  as trustee under
the  Indenture,   to  issue  the  required  thirty  day  notice  of
redemption  on  December  1, 1999.  The total  principal  amount of
Notes     outstanding     as    of     December    1,    1999    is
$39,550,000.00 and the redemption price is 105.8750% of the principal amount of the securities.

      Following the redemption of the Notes,  First Federal Bank of
California  will  continue  to  exceed  the  capital   requirements
necessary to be deemed "well capitalized" for regulatory capital purposes.